UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 18, 2012

Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 18, 2012, the Compensation Committee of the Board of Directors of Northrim BanCorp, Inc. (the "Company") and its wholly owned subsidiary, Northrim Bank (the "Bank’) (collectively the "Employer") deemed it appropriate that the Employer and R. Marc Langland, the Chairman, President and Chief Executive Officer of the Company and Chairman of its wholly owned subsidiary, Northrim Bank (the "Bank"), enter into a new employment agreement effective as of January 1, 2012.

Pursuant to the terms of the employment agreement, Mr. Langland will serve as the Chairman, President and Chief Executive Officer of the Company and Chairman of the Bank. The employment agreement has an initial term ending on December 31, 2012, which term will be automatically extended for additional one-year terms unless at least 90 days prior to any January 1, either party gives notice of its intent not to extend such term or the employment agreement is terminated in accordance with its termination provisions.

Under the terms of the employment agreement, Mr. Langland will receive an annual base salary of $324,012 as adjusted from time to time. Pursuant to Mr. Langland’s request, the employment agreement takes into consideration the Employer’s succession plan and provides that, as the Employer’s succession plan is implemented and if, as anticipated, certain duties and responsibilities are reduced during the term of this employment agreement, then Mr. Langland’s base salary shall be adjusted accordingly. Mr. Langland shall continue to participate in the Employer’s Supplemental Executive Retirement Plan ("SERP") and Supplemental Executive Retirement Deferred Compensation Plan, ("SERDCP"); however, no additional principal contribution will be made on his behalf except for earnings contributions under the SERP. In connection with the SERDCP, the Employer will make its customary principal contribution in 2012; however, no additional contributions will be made by the Employer with respect to the SERDCP in future years. Mr. Langland will not participate in the Northrim BanCorp, Inc. Profit Sharing Plan.

In the event of a "Change of Control", termination without "Cause" or termination by Mr. Langland for "Good Reason" (as such terms are defined in the employment agreement), Mr. Langland shall be paid all base salary earned through such termination date. Pursuant to the terms of the employment agreement and subject to certain conditions, if Mr. Langland is terminated without "Cause" or terminates his employment for "Good Reason" (as such terms are defined in the employment agreement), the Employer shall continue to provide, at its expense, health and dental insurance benefits for a period of 18 months following termination. If any payments to which Mr. Langland is entitled pursuant to the employment agreement would otherwise constitute a parachute payment under Internal Revenue Code Section 280G, then pursuant to the terms of the employment agreement, such payments will be subject to reduction in an amount so that the present value of the total amount received by Mr. Langland will be 2.99 times Mr. Langland’s base amount (as defined in Internal Revenue Code Section 280G), provided, however, that Employer will not reduce any SERP credits provided under the employment agreement.

Mr. Langland is also subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions pursuant to the terms of the employment agreement.

A copy of the new employment agreement in its entirety for Mr. Langland is filed herewith as Exhibit 10.46.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements – not applicable.

(b) Proforma financial information – not applicable.

(c) EXHIBIT DESCRIPTION
10.46 Employment Agreement with R. Marc Langland dated January 1, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

January 24, 2012	By:	Christopher N. Knudson

Name: Christopher N. Knudson
Title: Executive Vice President & COO

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Exhibit Index

Exhibit No.	Description

10.46	Employment Agreement with R. Marc Langland dated January 1, 2012